Direct line: +1 284 852 7309

Direct Email: michael.killourhy@ogier.com

16 July 2018

National Energy Services Reunited Corp.

777 Post Oak Blvd., Suite 730

Houston, Texas 77056

United States of America

Dear Sirs

National Energy Services Reunited Corp. (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements to such form filed with the Securities and Exchange Commission (Commission) under the United States Securities Act of 1933, as amended (Act) (the Registration Statement), related to the registration of: (i) the issuance of 11,460,850 of the ordinary shares of no par value in the Company (Ordinary Shares) upon the exercise of those warrants (the Public Warrants) originally sold as part of the units issued by the Company in its initial public offering (the IPO), such 11,460,850 Ordinary Shares are hereinafter referred to as the Public Warrant Shares; (ii) the resale by NESR Holdings Ltd. (the Sponsor), or its permitted transferees, of 12,618,680 warrants (the Private Warrants and together with the Public Warrants, the Warrants) issued to the Sponsor in a private placement concurrent with the IPO; (iii) with respect to the 6,309,340 Ordinary Shares underlying the Private Warrants (the Private Warrant Shares), (a) the resale of such underlying Ordinary Shares by the Sponsor subsequent to exercising the Private Warrants for such underlying Private Warrant Shares and/or (b) the issuance of such underlying Private Warrant Shares to purchasers, and their permitted transferees, that purchase the Private Warrants, upon their exercise of the Private Warrants for such underlying Private Warrant Shares; and (iv) the resale by those selling security holders named as such in the Registration Statement (including the Sponsor) (the Selling Security Holders), or their permitted transferees, of the 57,259,080 Ordinary Shares issued to such Selling Security Holders in connection with a private placement concurrent with the IPO and the consummation of the transactions related to the business combination of the Company with NPS Holdings Limited and Gulf Energy S.A.O.C..

1	Documents

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement;

(b)

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(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 26 June 2018;

(ii)	the public information revealed from a search of each of the Civil Index Book and the Commercial Book, each from the date of the Company’s incorporation, maintained by the British Virgin Islands’ High Court Registry on 26 June 2018;

(each of the searches in (b)(i) and (ii) together as updated on 16 July 2018 (the Public Records);

(c)	a registered agent’s certificate issued by the Company’s registered agent dated 25 May 2018 (the Registered Agent’s Certificate); and

(d)	written resolutions or minutes of meetings of the board of directors of the Company or the pricing committee thereof (the Director Resolutions) containing unanimous resolutions of the directors of the Company dated or recording a meeting held on 20 February 2017, 11 May 2017 and again on 11 May 2017, 9 February 2018, 23 May 2018, 30 May 2018 (reconvened 5 June 2018) and 12 June 2018 respectively, approving, inter alia, the transactions referred to herein; and

(e)	copies of such of those documents which are referred to as having been reviewed by the directors in the Director Resolutions and such other documents as are, in each and in our judgment, necessary to enable us to render the opinions expressed below.

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on the documents referred to in paragraph 1 without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(b)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(c)	the Director Resolutions remain in full force and effect;

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(d)	the accuracy and completeness of the Registered Agent’s Certificate as at the date thereof; and

(e)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:-

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	The Company has the capacity and power to exercise its rights and perform its obligations under and as described in the Registration Statement.

(c)	The Selling Security Holder Shares were duly authorised for issue and have been validly issued by the Company and are fully paid and non-assessable.

(d)	The Warrants were duly authorised for issue and were validly issued, and are legally valid binding obligations of the Company, enforceable against the Company in accordance with their terms.

(e)	The Public Warrant Shares and the Private Warrant Shares have been duly authorised for issue upon exercise of the relevant Public Warrants or Private Warrants in accordance with their respective terms (including, without limitation, the payment to the Company of the exercise price for the issuance of shares thereunder).

(f)	Upon exercise of the relevant Public Warrants in accordance with their respective terms (including, without limitation, the payment to the Company of the exercise price for the issuance of shares thereunder), the Public Warrant Shares will be validly issued, fully paid and non-assessable Ordinary Shares in the Company when duly registered in the Company’s register of members.

(g)	Upon exercise of the relevant Private Warrants in accordance with their respective terms (including, without limitation, the payment to the Company of the exercise price for the issuance of shares thereunder), the Private Warrant Shares will be validly issued, fully paid and non-assessable Ordinary Shares in the Company when duly registered in the Company’s register of members.

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(h)	The performance of the Company’s obligations under the Registration Statement do not and will not conflict with or result in any breach of:

(i)	the Memorandum and Articles of Association of the Company; or

(ii)	any law of the British Virgin Islands applicable to the Company.

(i)	There were no actions pending against the Company based on our search of each of the Civil Index Book and the Commercial Book maintained by the British Virgin Islands High Court Registry as referred to at 1(b)(ii) above.

(j)	On the basis of our review of the Public Records, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver in the British Virgin Islands over the Company, or any of its assets, appears on the records maintained in respect of the Company. It is a requirement under section 118 of the Insolvency Act 2003 that notice of appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

5	Governing Law and Reliance

This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the prospectus included in the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours faithfully

/s/ Ogier

Ogier

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